SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2004

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition

On November 2, 2004, priceline.com Incorporated announced its financial results for the third quarter ended September 30, 2004.  A copy of priceline.com’s consolidated balance sheets at September 30, 2004 and consolidated statements of operations for the three and nine months ended September 30, 2004 are attached as Exhibit 99.1 to this Current Report on Form 8-K.  The information in this Item 2.02 (including Exhibit 99.1) shall be treated as "filed" for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.              Regulation FD Disclosure

On November 2, 2004, priceline.com Incorporated announced its financial results for the fiscal quarter ended September 30, 2004.  A copy of priceline.com’s press release announcing these financial results and certain other information is attached as Exhibit 99.2 to this Current Report on Form 8-K.

As set forth in more detail in the attached press release, for the 3rd quarter 2004, priceline.com’s revenues were $235.9 million and gross profit was $51.1 million.  Priceline.com reported GAAP net income for the 3rd quarter 2004 of $9.3 million, or $0.23 per diluted share.

Priceline.com announced that it expected advertising expenses of approximately $14.0 to $15.0 million in the 4th quarter 2004 and expected approximately 60% to be spent on-line and approximately 40% off-line.  Priceline.com estimated that sales and marketing expenses in the 4th quarter 2004 would be between $7.5 and $8.0 million.  Priceline.com stated that it expected personnel costs to be approximately $10.3 to $10.5 million in the 4th quarter 2004.  With respect to 4th quarter 2004, priceline.com stated it expected general and administrative expenses of approximately $4.5 to $4.7 million, information technology expenses of approximately $2.7 to $3.0 million, and depreciation and amortization expenses, excluding acquisition related amortization, of approximately $2.4 million.  Priceline.com stated that it expected cash income tax expense of approximately $750,000 in the 4th quarter 2004.

The information set forth above and in the attached press release contains forward-looking statements relating to priceline.com’s performance during 2004.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to priceline.com on the date this report was submitted.  Priceline.com undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  A more thorough discussion of certain factors which may affect priceline.com’s operating results is included in priceline.com’s recent filings with the Securities and Exchange Commission and will also be included in priceline.com’s Quarterly Report on Form 10-Q for the three months ended September 30, 2004 to be filed with the Securities and Exchange Commission in the fourth quarter of 2004.  The information set forth above is qualified in its entirety by reference to the press release (which includes a financial and statistical supplement), a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.2 hereto and the accompanying financial and statistical supplement and related information) shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.              Financial Statements and Exhibits

(c) Exhibits

99.1	Priceline.com consolidated balance sheets at September 30, 2004 and consolidated statements of operations for the three and nine months ended September 30, 2004.

99.2

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on November 2, 2004 relating to, among other things, its 3rd quarter ended September 30, 2004 earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
	Name:	Jeffery H. Boyd
	Title:	President and Chief Executive Officer

Date:  November 3, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Priceline.com consolidated balance sheets at September 30, 2004 and consolidated statements of operations for the three and nine months ended September 30, 2004.

99.2

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on November 2, 2004 relating to, among other things, its 3rd quarter ended September 30, 2004 earnings.